EXHIBIT 10.12(xi)

                GEORGIA-PACIFIC CORPORATION/GEORGIA-PACIFIC GROUP
                          1997 LONG-TERM INCENTIVE PLAN

                        PERFORMANCE SHARE GRANT AGREEMENT


                -------------------------------------------------------

                Grantee:                     [First Middle Last]

                Target Grant:                [  ] shares

                Performance Period           January 1, 2000 through
                                             December 31, 2002

                Grant Date:                  January 21, 2000

                -------------------------------------------------------

THIS AGREEMENT, dated as of the Grant Date stated above, by and between Georgia-Pacific Corporation (the "Corporation") and the Grantee;

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Corporation wishes to give the Grantee an opportunity to acquire or enlarge his/her equity ownership in the Corporation for purposes of augmenting the Grantee's proprietary interest in the success of Georgia-Pacific Corporation and, in particular, its Georgia-Pacific Group, and thereby focusing Grantee's efforts on increasing shareholder value;

         WHEREAS, the Performance Shares described in this Agreement have been granted pursuant to, and are governed by, the Plan (as defined below);

         NOW, THEREFORE, the Corporation and the Grantee hereby agree as follows:

1. Performance Share Grant. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to Grantee a Target Grant of Performance Shares as specified on the first page of this Agreement.

2. Award of Performance Shares. Subject to the restrictions described in Sections 3, 4 and 5 of this Agreement, the Grantee will receive an award of a specified percentage of his/her Target Grant of Performance Shares as of the last day of the Performance Period if the percentile ranking of the G-P Group's TSR for the Performance Period, when compared to the TSR performance of the other Peer Group Companies for the Performance Period, equals or exceeds the 30th percentile. The following chart specifies the percentage of the Target Grant that will be awarded depending upon the actual TSR percentile rating achieved by G-P Group during the Performance Period:

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        --------------------------------- ---------------------------------
            ACHIEVED TSR PERCENTILE        AWARD AS PERCENTAGE OF TARGET
                                                       GRANT
        --------------------------------- ---------------------------------
                 Less than 30th                          0%
        --------------------------------- ---------------------------------
                      30th                              50%
        --------------------------------- ---------------------------------
                      40th                              70%
        --------------------------------- ---------------------------------
                      50th                              90%
        --------------------------------- ---------------------------------
                      60th                              114%
        --------------------------------- ---------------------------------
                      70th                              138%
        --------------------------------- ---------------------------------
                      80th                              160%
        --------------------------------- ---------------------------------
                      90th                              180%
        --------------------------------- ---------------------------------
                     100th                              200%
        --------------------------------- ---------------------------------

The percentage of the Target Grant awarded for achieved TSR percentiles which lie between the data points specified in the chart will be determined by interpolation. One hundred percent (100%) of the Target Grant will be awarded if the G-P Group achieves a TSR performance during the Performance Period of 54.17. The precise number of Performance Shares awarded to the Grantee under this Agreement pursuant to this Section 2 will be determined by multiplying the Target Grant by the percentage specified in the above chart (or determined through interpolation based on the chart), and then rounding the resulting number up to the nearest whole number.

3. Vesting.

         (a) Regular Vesting. Except as stated in Sections 3(b) and 3(c) of this Agreement, the Grantee shall become fully vested in his/her Performance Shares awarded in accordance with Section 2 (if any) on the fifth anniversary of the Award Date.

         (b) Accelerated Vesting. Notwithstanding the regular vesting rule specified in Section 3(a) of this Agreement, Performance Shares awarded pursuant to Section 2 shall become 100% vested upon the earliest to occur of the following Vesting Dates:

                  (i)      The Grantee's Normal or Early Retirement Date;

                  (ii)     The Grantee's Disability Retirement Date;

                  (iii) The date of the Grantee's death prior to his termination of employment from the Corporation;

                  (iv)     the date of a Change of Control; or

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                  (v)      subject to the approval of the Committee, the date of
                           the Grantee's involuntary termination of employment from the Corporation due to (A) job elimination or
                           (B) such other reason as may be specifically approved by the Committee.

Except as otherwise provided in this Agreement in the case of a Disability Retirement Date which occurs after Grantee's termination of employment with the Corporation, no Vesting Date will occur - and no Performance Shares may vest - following termination of employment with the Corporation.

         (c) Termination for Cause. Notwithstanding anything in this Agreement to the contrary, if the Corporation terminates the Grantee's employment for Cause prior to a Change of Control, this Agreement shall be terminated and all Performance Shares granted to the Grantee under this Agreement shall be forfeited, regardless of whether they have been awarded or a Vesting Date has occurred on or before such termination date, unless and to the extent that the Plan Administrator determines that such forfeiture would violate applicable law.

4. Restrictions on Awarded Shares/Forfeitures. Performance Shares awarded pursuant to Section 2 of this Agreement will be subject to the following restrictions until their respective Vesting Dates:

         (a) Forfeiture on Termination. Subject to Section 3, if the Grantee's employment with the Corporation terminates for any reason prior to the Vesting Date for awarded Performance Shares, the Grantee shall forfeit all rights with respect to the shares included in that award, and the certificates evidencing such shares shall be null, void and of no effect as of the date his/her employment terminates. Such shares shall revert to the Corporation as treasury stock and may, in the sole discretion of the Corporation, be cancelled or retained as treasury stock.

         (b) Nontransferability. Prior to the Vesting Date with respect to awarded Performance Shares, such shares shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by a Grantee to any party, except as otherwise provided in Section 9(e).

         (c) Additional Shares. Any shares of Stock accruing to awarded Performance Shares as a result of any adjustment under Section 9(h) will be subject to the same restrictions (and have the same Vesting Date) as the shares to which they accrue.

5.       Delivery of Shares.


         (a) Awarded Shares. Performance Shares awarded pursuant to Section 2 of this Agreement shall be registered in the name of the affected Grantee within sixty (60) days after the Award Date. Such shares shall, however, be subject to the restrictions described in Sections 3 and 4 of this Agreement until the Vesting Date for such shares, and the certificates evidencing the shares shall bear a legend noticing those restrictions either specifically or by reference to the provisions of this Agreement. Such shares, when issued in accordance with this Agreement, shall be deemed to be fully paid and nonassessable. Certificates representing such shares shall be held in the custody of the Corporation (or the Agent). Each Grantee shall supply the Corporation or the Agent (as instructed) with an executed stock power with respect to each such stock certificate.

         (b) Vested Shares. Certificates representing awarded Performance Shares (without the legend described in Section 4) which have vested pursuant to Sections 3 shall be delivered to the affected Grantee within ten (10) business days after the Vesting Date with respect to such shares. At such time, the stock powers described in Section 4 will be destroyed, and the Grantee shall enjoy full shareholder and ownership rights with respect to such shares.

6. Ownership Rights. Except as otherwise provided in Sections 4 and 5 of this Agreement, upon receipt of an award of Performance Shares under this Agreement, the Grantee shall exercise all ownership rights (including, without limitation, the right to vote and the right to receive dividends) with respect to such shares, provided that voting and dividend rights with respect to the shares will be exercisable only if the record date for determining shareholders entitled to vote, or to receive dividends, falls on or after an Award Date and before the effective date of a forfeiture of the shares under Section 4. The Grantee shall have the same rights with respect to any shares of Stock accruing to awarded Performance Shares as a result of any adjustment under Sections 9(h).

7. Deferral of Exercise or Delivery of Shares. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Corporation, the Plan Administrator, the Agent or the Grantee to take any action or refrain from action in connection with the award of delivery of Performance Shares under this Agreement, or to delay such award or delivery, then the award or delivery of such shares shall be deferred until such action has been taken or such restriction on action has been removed.

8. Termination Date. The Grantees date of termination of employment from the Corporation shall be deemed for purposes of this Agreement to be the later of (i) his last day of active work for the Corporation or
         (ii) his last day on the active employee payroll of the Corporation; provided, however, that for all purposes of this Agreement, the Grantee shall be deemed actively at work during any period the Grantee is on approved paid medical leave or leave of absence; and provided, further, that notwithstanding anything in this Section 8 to the contrary, if the Grantee's employment terminates and accelerated vesting under Section 3(b)(ii) applies, the Grantee's termination date shall be his/her Disability Retirement Date.

9. General Provisions. The Grantee acknowledges that he has read, understands and agrees with all General of the provisions in this Agreement and the Plan, including (but not limited to) the following:
         Provisions. The Grantee acknowledges that he has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:

         (a) Authority of Plan Administrator. The Plan Administrator shall have the authority to administer the Agreement and the Plan; to make all determinations with respect to the construction and application of the Agreement, the Plan, and the resolutions of the Board of Directors establishing the Plan; to adopt and revise rules relating to the Agreement and the Plan; to hire the Agent with respect to its administrative responsibilities under the Agreement and the Plan; and to make other determinations which it believes are necessary or advisable for the administration of the Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Plan Administrator in its absolute discretion. Any such determination, interpretation, resolution, or other action by the Plan Administrator shall be final, binding and conclusive with respect to the Grantee and all other persons affected thereby.

         (b) Notices. Any notice which is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in a writing from the Corporation or the Agent to the Grantee), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Corporation or the Agent, at l33 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention: Compensation Department, or at such other address as the Corporation or the Agent by notice to the Grantee may have designated from time to time;
                  (ii) if to the Grantee, at the address indicated in the Grantee's then-current personnel records, or at such other address as the Grantee by notice to the Corporation may have designated from time to time. Such notice shall be deemed given upon receipt.

         (c) Taxation. The Grantee shall be responsible for all applicable income and withholding taxes and the employee share of FICA taxes with respect to any compensation income generated upon the award or vesting of his vested Performance Shares under this Agreement.

         (d) Nontransferability. This Agreement and the Performance Shares granted to the Grantee shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Grantee to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer the Agreement or any of the Performance Shares to which the Agreement applies.

         (e)      Designation of Beneficiary. Notwithstanding anything in
                  Section 9(d) to the contrary, the Grantee may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this Agreement. Such a designation shall be filed with the Agent in accordance with uniform procedures specified by the Plan Administrator. The Grantee may change or revoke a Beneficiary designation at any time by filing a written statement of such change or revocation with the Agent in accordance with uniform procedures specified by the Plan Administrator. No Beneficiary designation or change of Beneficiary designation will be effective until notice thereof is received. If an Grantee fails to designate a Beneficiary or if the Beneficiary predeceases the Grantee, the Grantee's estate shall be deemed to be his/her Beneficiary for purposes of this Agreement.

        (f) No Shareholder Rights. Except as otherwise specifically provided in Section 6 of this Agreement (regarding shareholder rights of the Grantee with respect to Performance Shares awarded pursuant to Section 2), until Performance Shares have vested in accordance with the provisions of Section 3 of the Agreement, the Grantee shall have no rights as a shareholder of the Corporation, and shall not be deemed to be a shareholder of the Corporation for any purpose, as a result of any grant or award of Performance Shares to the Grantee.

        (g) Not an Employment Contract. This Agreement shall not be deemed to limit or restrict the right of the Corporation to terminate the Grantee's employment at any time, for any reason, with or without Cause, or to limit or restrict the right of the Grantee to terminate his employment with the Corporation at any time.

        (h) Corporate Restructuring/Capital Readjustments. Nothing in this Agreement shall abridge the rights or powers of the Corporation or its stockholders reserved to them in Section 9(a) of the Plan, and in the event of any extraordinary transaction with respect to or affecting Georgia-Pacific Group Stock, adjustments to the number of Performance Shares granted in this Agreement may be made in accordance with the provisions of Section 9(b) of the Plan.

        (i) Fractional Shares. Notwithstanding anything in this Agreement to the contrary, in the event that any adjustment to the Target Grant or an award of Performance Shares or the calculation of an award pursuant to this Agreement would otherwise result in the creation of a fractional share interest, the affected Target Grant or Performance Share award shall be rounded up to the nearest whole share.

         (j) Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Grantee and the Plan Administrator, but only to the extent permitted under the Plan.

         (k) Governing Instrument. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes, and specific language of the Plan.

         (l) Severability. If any provision of this Agreement should be held illegal or invalid for any reason by the Plan Administrator or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

         (m) Headings/Gender. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

         (n) Governing Law. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Georgia and, where applicable, federal law.

10. Definitions. For purposes of this Agreement, the following terms shall be defined as follows:

         (a) Agent means First Chicago Trust Corporation of New York or any other entity designated by the Plan Administrator to act as its administrative service provider.

         (b) Agreement means this agreement between the Grantee and the Corporation setting forth the terms and conditions of the Performance Share grant described herein.

         (c) Award Date means the date as of which Performance Shares are awarded to the Grantee pursuant to Section 2.

         (d) Beneficiary means the person(s) designated by the Grantee pursuant to Section 9(e) of this Agreement to receive his/her rights under this Agreement upon his/her death.

         (e) Board of Directors means the Board of Directors of Georgia-Pacific Corporation.

         (f)      Cause means any of the actions or omissions specified in
                  Section 2(d) of the Plan.

         (g) Change of Control has the meanings specified in Section 11(b) of the Plan.

         (h) Committee means the Compensation Committee of the Board of Directors, or a subcommittee of such Committee, as the same may be constituted from time to time.

        (i) Corporation means Georgia-Pacific Corporation, its successors and assigns, and any other corporation in an unbroken chain of corporations beginning with Georgia-Pacific Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (j) Disability means "total disability" as defined under the long-term disability program of the Georgia-Pacific Corporation Salaried Employees Long-Term Disability Plan (whether or not the Grantee is covered under such program).

         (k) Disability Retirement Date means the later of (i) the day the Grantee's employment with the Corporation ends after the maximum period during which salary continuation benefits from the Corporation because of illness or injury are authorized in accordance with its then-current medical leave policy, but only if the Grantee's Disability continues through that date, or (ii) the day the Grantee's employment with the Corporation ends after the last day of a personal leave of absence immediately following such period of salary continuation, provided, that the Grantee has a Disability on such date. If the Grantee is involuntarily terminated because of job elimination or facility closure (or other reason approved by the Plan Administrator) while on a paid medical leave based on a Disability or during a personal leave of absence immediately following such medical leave, the Grantee will have a Disability Retirement Date on the last day of the maximum period during which salary continuation benefits from the Corporation because of illness or injury would have been authorized in accordance with its then-current medical leave policy if he had not been terminated (in the case of termination during a medical leave) or on the date of termination (in the case of termination during the personal leave of absence), provided that he still has a Disability on such date.

         (l) Early Retirement Date means the Grantee's date of termination from the Corporation after having attained at least age 62 (but not age 65) and having accrued at least 10 years of service for vesting purposes as determined in accordance with the provisions of the Georgia-Pacific Corporation Savings and Capital Growth Plan (or any successor tax-qualified retirement plan maintained for salaried employees of the Corporation).

         (m) Fair Market Value is the mean between the high and low sales prices of a share of Georgia-Pacific Group Stock on a particular date, as reported in The Wall Street Journal, New York Stock Exchange - Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Plan Administrator in its discretion. If the date of determination is not a trading date on the New York Stock Exchange, Fair Market Value shall be determined using the high and low sales prices of a share of Georgia-Pacific Group Stock on the next preceding trading date. The Fair Market Value of Georgia-Pacific Group Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

         (n) Georgia-Pacific Group Stock or Stock means the class of the Corporation's common stock, par value $0.80 per share, which has been designated by the Corporation as the Georgia-Pacific Corporation--Georgia-Pacific Group Common

                  Stock.

         (o) Grant Date means the date set forth on the first page of this Agreement.

         (p) Grantee means the employee of the Corporation named on the first page of this Agreement.

         (q) Normal Retirement Date means the Grantee's date of termination from the Corporation after having attained at least age 65.

         (r) Peer Group Companies means, for any Performance Period, the companies included in the Standard & Poors Paper and Forest Products Industry Index (but excluding the Corporation) on January 1 of such Performance Period; provided, however that if a Peer Group Company is not in existence as an independent entity generating the types of public information needed for TSR calculations under this Agreement both at the beginning and the end of the Performance Period, that company shall be disregarded for purposes of making awards under this Agreement, notwithstanding its inclusion in the group of Peer Group Companies otherwise applicable to such calculations.

         (s) Performance Period means the period during which Total Shareholder Return of the G-P Group and the Peer Group Companies will be measured to determine whether any of the Performance Shares will be awarded to Grantee pursuant to
                  Section 2, which period is specified on the first page of this Agreement.

         (t) Performance Shares means the restricted shares of Stock granted under the terms and conditions of this Agreement.

         (u) Plan means the Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan, as adopted by the Board of Directors on September 17, 1997, and approved by the Corporation's shareholders on December 16, 1997, and as amended from time to time.

         (v) Plan Administrator means the Committee, provided, however, that to the extent permitted by the Plan and authorized by the Committee, the Chief Executive Officer of the Georgia-Pacific Corporation may act on behalf of the Committee in executing the duties and responsibilities of the Plan Administrator.

         (w) Target Grant means the number of Performance Shares specified on the first page of this Agreement.

         (x) Total Shareholder Return or TSR means, for a given Performance Period and a given common stock, the number determined by the formula [(SB+SD)PE - 100] / 100, where (i) "SB" is the number of shares of the common stock (including fractional shares) that could be bought with an initial $100 investment at PB, or $100 / PB; (ii) "SD" is the total number of shares of the common stock (including fractional shares) (A) which are distributed as stock dividends with respect to the common stock during the Performance Period or (B) which could be purchased with the cash dividends (or allocated portion of a per share dividend) paid on SB shares of the common stock during the Performance Period (and any additional shares or fractional shares allocated in accordance with this subsection (ii) with respect to dividends paid during the Performance Period but prior to the dividend in question), determined in the case of each such dividend paid using the closing price of the common stock on the trading date coincident with or next preceding the date of payment of the dividend; (iii) "PB" is the closing price of the common stock on the last trading day before the first day of the Performance Period; and (iv) "PE" is the closing price of the common stock on the last trading day of the Performance Period. In calculating the Total Shareholder Return for a given common stock, the Plan Administrator will apply the principles of Section 9(h) as if that section applied to the common stock.

         (y) Vesting Date means the date upon which the restrictions contained in Section 4 lapse with respect to an award of Performance Shares made in accordance with Section 2, which date shall be determined in accordance with Section 3.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers under its corporate seal, and the Grantee has executed this Agreement, as of the day and year first above written.


                                          GEORGIA-PACIFIC CORPORATION

                                          By:_______________________________
                                            A. D. Correll
                                            Chairman, Chief Executive Officer
                                                 and President


ATTEST:

______________________________
Kenneth F. Khoury
Secretary


                                          GRANTEE

                                          ___________________________________

                                          Name:______________________________



        NOTE: PLEASE COMPLETE THE ATTACHED ACKNOWLEDGMENT OF RECEIPT AND
                BENEFICIARY DESIGNATION FORM AND RETURN THEM TO:

                               FIRST CHICAGO TRUST
                        GEORGIA-PACIFIC STOCK OPTION PLAN
                           "PERSONAL AND CONFIDENTIAL"
                                 P. O. BOX 2585

                           JERSEY CITY, NJ 07303-2585

           ACKNOWLEDGMENT OF RECEIPT AND BENEFICIARY DESIGNATION FORM

         Under the terms of the Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan ("1997 Georgia-Pacific Group LTIP"), you have the right to designate a beneficiary to exercise certain rights that may arise under your Performance Share grant in the event of your death. IF YOU DO NOT DESIGNATE A BENEFICIARY IN WRITING, THESE RIGHTS WILL PASS TO YOUR ESTATE UPON YOUR DEATH. In order to allow you to decide affirmatively which outcome you desire and, in the event you prefer to designate a beneficiary or beneficiaries other than your estate, to name that beneficiary or those beneficiaries, the Corporation has provided this form, which you may use to designate in writing the beneficiary(ies) you desire. Of course, you may revoke and change your beneficiary designations at any time by notifying First Chicago Trust Corporation in writing at the address indicated below.

         PLEASE TAKE TIME TO FILL OUT THIS FORM AND RETURN IT TO FIRST CHICAGO TRUST AT THE FOLLOWING ADDRESS: FIRST CHICAGO TRUST, GEORGIA-PACIFIC STOCK OPTION PLAN, "PERSONAL AND CONFIDENTIAL", P. O. BOX 2585, JERSEY CITY, NJ 07303-2585. BENEFICIARY DESIGNATIONS OR MODIFICATIONS OF BENEFICIARY DESIGNATIONS SENT TO ANY OTHER ADDRESS WILL NOT BE EFFECTIVE UNTIL ACTUALLY RECEIVED BY FIRST CHICAGO TRUST. THE CORPORATION HAS NO RESPONSIBILITY FOR BENEFICIARY DESIGNATION FORMS WHICH ARE NOT SUBMITTED AS INDICATED ABOVE.

NOTE: You may designate multiple beneficiaries, in which case those living at the time of your death will equally share the rights accorded to a beneficiary for the particular grant(s) in question.

[ ] I designate my estate as my beneficiary under my 2000 Performance Share grants under the 1997 Georgia-Pacific Group LTIP.

[ ] I designate the following person(s) as my beneficiary(ies) under my 2000
    Performance Share grants under the 1997 Georgia-Pacific Group LTIP:

------------------ -------------------- ---------------------- -----------------
       NAME              ADDRESS         RELATIONSHIP TO YOU    SOCIAL SECURITY
                                                                   NUMBER (IF
                                                                     KNOWN)
------------------ -------------------- ---------------------- -----------------

------------------ -------------------- ---------------------- -----------------

------------------ -------------------- ---------------------- -----------------

I ACKNOWLEDGE RECEIPT OF THE EXECUTED PERFORMANCE SHARE AGREEMENT EVIDENCING MY JANUARY 21, 2000, PERFORMANCE SHARE GRANT UNDER THE GEORGIA-PACIFIC CORPORATION/GEORGIA-PACIFIC GROUP 1997 LONG-TERM INCENTIVE PLAN AND CONFIRM THAT THE BENEFICIARY(IES) DESIGNATED ABOVE HAVE BEEN SELECTED BY ME IN FREE EXERCISE OF MY OWN DISCRETION.

Signature:__________________             Printed Name:_________________________

Date:_______________________